Exhibit 10-31

NEW YORK STATE ELECTRIC & GAS CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Amended and Restated Effective August 1, 2001

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  Establishment of the Plan and Effective Date. New York State Electric & Gas Corporation (hereinafter called the "Corporation") has established a Supplemental Executive Retirement Plan (hereinafter called the "Plan"). The Corporation is the Plan Sponsor.
              Energy East Corporation (hereinafter called "EEC") is the common parent of an "affiliated group", within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (hereinafter that affiliated group is called the "EEC Group"). The Corporation is one of the members of the EEC Group.
              The purpose of the Plan is to provide designated salaried employees of the Corporation with a supplemental retirement benefit. The Plan was established effective as of September 7, 1984, was last amended and restated effective August 1, 2001 and will continue in effect unless terminated or modified by the Corporation.
  Plan Administrator. The Plan Administrator is the Corporation.
  Plan Year. The Plan Year shall be the calendar year (beginning on January 1 and ending on December 31.)
  Year of Service. A Year of Service shall be credited for each twelve consecutive month period of employment with the Corporation. A partial Year of Service shall be credited for each period of employment with the Corporation of less than twelve consecutive months.
  Supplemental Pension Benefits.

A. Determination of Benefit. All Key Persons (as defined in Paragraph 5D) who retire from the Corporation either voluntarily or by reason of a disability at age 60 or later shall be entitled to receive a total retirement benefit equivalent to the percentage of the average of such Key Person's highest three years of earnings within the last ten years of employment with the Corporation that is determined as follows: (i) the percentage benefit shall be 45% for each Key Person who has ten Years of Service with the Corporation; (ii) the percentage amount shall be increased by one percentage point per year for each additional full Year of Service with the Corporation up to a maximum of 75% for forty or more years of service. In addition, for each partial Year of Service completed by the Key Person, the percentage benefit shall be prorated by multiplying the applicable percentage by a fraction, the numerator of which is equal to the number of months completed in the partial Year of Service, and the denominator of which is equal to twelve.
            For purposes of this Paragraph 5, earnings shall be equal to the Key Person's "Basic Compensation" as defined under the tax qualified pension plan adopted or sponsored by the Corporation, excluding any amounts received pursuant to EEC's Annual Executive Incentive Plan or Long Term Executive Incentive Share Plan (or their respective predecessor plans, the Annual Executive Incentive Compensation Plan and the Performance Share Plan, or any successor or other incentive plan of EEC or the Corporation).
            From the amount determined in accordance with the provisions of this paragraph there shall be subtracted (i) any amounts received by the Key Person from any defined benefit pension plan adopted or sponsored by the EEC Group in which the Key Person participates, payable at age 60 (or actual age, if greater) as a straight life annuity and (ii) any Social Security benefits which the Key Person is eligible or expected to become eligible to receive as determined by the Plan Administrator. If after the subtraction there remains a positive amount, that amount shall be paid by the Corporation as an additional benefit to the Key Person in accordance with the terms of this Plan.
            For purposes of making the subtraction set forth in the immediately preceding paragraph, if (i) a Key Person retires at or after age 60 and prior to age 62, or (ii) a Key Person's employment is terminated, upon and after a Change in Control (as defined in Paragraph 8), for any reason other than death or Cause (as defined in Paragraph 8) at or after age 55 and prior to age 62, the amount of Social Security benefits subtracted will be the amount of estimated Social Security benefits that the Plan Administrator estimates that the Key Person would have received if he had retired at age 62.

B. Survivor's Benefit. One-half of any amount being paid to a Key Person pursuant to Paragraph 5A hereof after retirement will be paid to the surviving spouse of the Key Person during the spouse's lifetime upon the death of the Key Person after retirement. If a Key Person dies prior to retirement and such Key Person would have been entitled to payments pursuant to Paragraph 5A hereof if, at the time of his death, he had retired rather than died, his spouse shall be paid during her lifetime the amount specified in the next sentence of this Paragraph 5B. Said amount shall be determined by applying the first sentence of this Paragraph 5B as if the Key Person had retired on the date of his death, rather than dying on such date, and survived long enough to receive the first payment due to him pursuant to Paragraph 5A hereof. For the purposes of this Paragraph 5B, a Key Person's "spouse" shall mean the spouse who survives the Key Employee and to which the Key Person is legally married: (i) in the case of a Key Person who dies prior to retirement, on the date of the Key Person's death or (ii) in the case of a Key Person who dies after retirement, on each of the date of the Key Person's retirement and the date of the Key Person's death. No benefits are payable pursuant to this Paragraph 6B upon the death of a Key Person who is (x) unmarried or (y) no longer married to the spouse who was the Key Employee's spouse on the date of the Key Person's retirement.

C. Payment of Benefit. Benefits payable under Paragraph 5A of this Plan shall be payable monthly to the Key Person.
            All benefits payable pursuant to Paragraphs 5A and 5B of this Plan will cease upon the death of the surviving spouse of the Key Person or, if there is no surviving spouse, upon the death of the Key Person. No rights shall accrue under this paragraph to (i) the estate of the Key Person, (ii) any beneficiary of the Key Person other than a surviving spouse or (iii) the estate of the surviving spouse.
            Except as specifically provided in the last two sentences of Paragraph 5B or in accordance with Paragraph 8, no benefits will be paid to the Key Person or any surviving spouse pursuant to this plan if the Key Person dies prior to retirement from the Corporation or the employment of the Key Person is terminated by the Corporation.

D. Definition of Key Person. For purposes of this Plan, the term "Key Person" means each employee of the Corporation set forth on Exhibit "A" attached hereto and made a part hereof. Participation in this Plan shall terminate when a Key Person is no longer employed by the Corporation.
  Other Provisions. The Corporation reserves the right to terminate or modify the Plan in whole or in part at any time by action of the Board of Directors of the Corporation. Any such termination or modification shall not affect rights previously accrued. Participation in the Plan shall not be deemed to be an employment contract. A participant's rights and benefits under the Plan may not be assigned, pledged, or encumbered by the participant, his estate or beneficiary. The Plan Administrator will make such decisions, rules and regulations as are necessary to administer the Plan and interpret the provisions of the Plan.
  Funding. There will be no funding of any amounts to be paid pursuant to this Plan; provided, however, that the Corporation, in its discretion, may establish a trust to pay such amounts, which trust shall be subject to the claims of the Corporation's creditors in the event of the Corporation's bankruptcy or insolvency; and provided, further, that the Corporation shall remain responsible for the payment of any such amounts which are not so paid by any such trust.
  Change in Control Provisions and Definition of Cause. Upon and after a Change in Control (as defined in Paragraph 8 hereof), all Key Persons whose employment is terminated from the Corporation at age 55 or later for any reason other than death or Cause (as defined herein) shall be entitled to receive the retirement benefit described in Paragraph 5A. For purposes of the benefits payable pursuant to the immediately preceding sentence, the benefit described in the preceding sentence shall be decreased by three percentage points for each year that a Key Person is less than 60 years of age on the date of the Key Person's commencement of benefit payments.
            A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i)      an acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (1) the then outstanding shares of common stock of EEC (the "Outstanding EEC Common Stock") or (2) the combined voting power of the then outstanding voting securities of EEC entitled to vote generally in the election of directors (the "Outstanding EEC Voting Securities"); excluding, however, the following: (1) any acquisition directly from EEC, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from EEC, (2) any acquisition by EEC, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by EEC or any entity controlled by EEC, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or
(ii)      a change in the composition of the Board such that the individuals who, as of August 1, 2001, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section, that any individual who becomes a member of the Board subsequent to August 1, 2001, whose election, or nomination for election by EEC's shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board, but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or
(iii)      consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of EEC ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding EEC Common Stock and Outstanding EEC Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns EEC or all or substantially all of EEC's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding EEC Common Stock and Outstanding EEC Voting Securities, as the case may be, (2) no Person (other than EEC, any employee benefit plan (or related trust) of EEC or any entity controlled by EEC or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of EEC resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
(iv)      the approval by the stockholders of EEC of a complete liquidation or dissolution of EEC.

For purposes of the definition of Change in Control in this Paragraph 9:

"Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Exchange Act.

"Board" shall mean the Board of Directors of EEC.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) (2) and 14(d) (2) thereof.

"Cause" for termination from the Corporation of a Key Person's employment (for purposes of this Plan), after any Change in Control, shall mean (i) the willful and continued failure by the Key Person to substantially perform the Key Person's duties with the Corporation (other than any such failure resulting from the Key Person's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Key Person by the Board of Directors of the Corporation which demand specifically identifies the manner in which the Board of Directors of the Corporation believes that the Key Person has not substantially performed the Key Person's duties, or (ii) the willful engaging by the Key Person in conduct which is demonstrably and materially injurious to the Corporation, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Key Person's part shall be deemed "willful" unless done, or omitted to be done, by the Key Person not in good faith and without reasonable belief that the Key Person's act, or failure to act, was in the best interest of the Corporation.
        Transferred Employees. In the event an employee of the Corporation included in this Plan transfers employment from the Corporation to another member of the EEC Group, such employee's participation in this Plan shall end as of the date of such transfer. In the event an employee has not reached age 60 prior to the date of such transfer, no benefits will be payable from this Plan to the employee.

* * * * *

            IN WITNESS WHEREOF OF THE ADOPTION OF THIS AMENDED AND RESTATED PLAN, NYSEG has set its hand and seal to this amended and restated plan as of the 1st day of August, 2001.
NEW YORK STATE ELECTRIC & GAS CORPORATION
By /s/Sherwood J. Rafferty Sherwood J. Rafferty Senior Vice President and Chief Financial Officer
Attest Elaine Du Brava Elaine DuBrava, Secretary

STATE OF NEW YORK                 )

                                             ) SS.:

COUNTY OF                       )

          On this 13th day of August               , in the year 2001, before me, the undersigned, personally appeared SHERWOOD J. RAFFERTY, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
/s/Darlene E. Beach Notary Public

EXHIBIT "A"

Participating Employees
Robert D. Badertscher	Robert E. Martin
Richard H. Cerchiara	William G. McCann
William J. Cooney, Jr.	Sherwood J. Rafferty
Francis DiTommaso	James W. Rettberg
Thomas F. Dorazio	Susan T. Shattschnieder
Michael D. Eastman	Jeffrey K. Smith
Brian J. Eldridge	Teresa M. Turner
Joseph C. Fleury	Dennis R. Urgento
Raymond E. Jensen	Michael C.Y. Van
Arthur E. Kruppenbacher	William K. Von Iderstein
Robert L. Malecki